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                                     BY-LAWS
                                       of
                           FIRST WASHINGTON STATE BANK

                            (adopted June 29 , 1989)

                                    ARTICLE I

                                  SHAREHOLDERS

         1. Annual Meeting. The annual meeting of shareholders shall be held upon not less than ten nor more than sixty days written notice of the time, place and purposes of the meeting at such time and place as shall be fixed by the board, in order to elect directors and transact any other business as shall come before the meeting.

         2. Special Meetings. A special meeting of shareholders may be called for any purpose by the president, the board of directors or the holders of at least 10% of the shares of voting stock of the Bank. A special meeting shall be held upon not less than ten nor more than sixty days written notice of the time, place, and purposes of the meeting.

         3. Action Without Meeting. The shareholders may act without a meeting by written consent or consents pursuant to N.J.S.A. 17:9A-79.1. Such written consent or consents shall be filed in the minute book.

         4. Quorum. The presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares issued and outstanding shall constitute a quorum.

         5. Judges of Elections. Every election of directors shall be managed by 3 judges who shall be appointed from among the shareholders by the board of directors. The judges of elections shall hold and conduct the election at which they are appointed to serve and certify the result thereof with the names of the directors elected. The judges of election, at the request of the Chairman of the meeting, shall act as tellers of any other vote taken at such meeting and shall certify the results thereof.

                                   ARTICLE II
                               BOARD OF DIRECTORS

         1. Number and Term of Office. The board of directors shall consist of not less than 5 nor more than 25 members, as determined from time to time by resolution of the board of directors. The initial board of directors shall consist of 9 members. Directors shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until their successors shall have been elected and qualified.

         2. Qualification of Directors. Each director shall be a shareholder of the Bank, and shall own stock in accordance with N.J.S.A. 17:9A-103, as amended. That section currently provides that each director of a bank must own, in good faith and in his own name, not less than $500.00 par value unpledged shares of the capital stock of such bank, or of a company owning more than 80% of the capital stock of such bank, or if the shares of any such company have no par value, capital stock having an aggregate book value of at least $500.00.

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         3. Regular Meetings. A regular meeting of the board of directors shall be held without notice immediately following and at the same place as the annual shareholders' meeting for the purpose of electing officers and conducting any other business as may come before the meeting. The board of directors, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution. Such members shall receive not less than 3 days notice of such additional meeting.

         4. Special Meetings. A special meeting of the board of directors may be called for any purpose. at any time by the president or by 3 directors. The meeting shall be held upon not less than 1 days notice if given by telegraph or orally (either by telephone or in person), or upon not less than 3 days notice if given by depositing the notice in the United States mails, postage prepaid. The notice shall specify the time and place of the meeting.

         5. Action Without Meeting. The board of directors may act without a meeting pursuant to N.J.S.A. 17:9A-105 if, prior or subsequent to the action, each member of the board of directors shall consent in writing to the action. The written consent or consents shall be filed in the minute book.

         6. Quorum. A majority of the entire board of directors shall constitute a quorum for the transaction of business.

         7. Vacancies in Board of Directors. Any vacancy in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the board, unless such vacancy is created by an increase in the number of directors authorized by resolution of the board of directors. As provided in the Bank's certificate of incorporation, the board of directors may increase the number of directors by not more than 2 members between annual meetings and may fill such vacancies until the next annual meeting. If any other increase in the authorized number of members of the board of directors is approved, such vacancies shall be filled by the shareholders.

         8. Committees. The board of directors shall be empowered, subject to these by-laws, and the provisions of the Banking Act .of 1945, as amended, to appoint an Executive Committee, a Loan Committee, an Examination Committee and such other standing or special committees as the board of directors shall authorize from time to time by resolution. The board of directors shall appoint members to all standing committees at its organizational meeting following the annual meeting of shareholders. Not less than a majority of the members of any committee shall be members of the board of directors. The board of directors may replace any member of any committee at any time with or without-cause.

         9. Executive Committee. At any time when there are 9 or more directors, the board of directors may appoint an Executive Committee which, when the board of directors is not in session, shall have and may exercise all the powers of the board of directors that lawfully may be delegated except that the Executive Committee may not:

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              (a) Exercise such powers while a quorum of the board of directors is actually convened for the conduct of business;

              (b) Declare a dividend or approve any other distribution to shareholders;

              (c) Make, alter or repeal the by-laws of the Bank;

              (d) Elect or appoint any officer or director; and

              (e) Exercise any other power which the Banking Act specifically provides shall be exercised by at least a majority of all the directors

         The Executive Committee shall meet at such times as the Executive Committee shall determine, and shall consist of such number of directors, not less than 5, as the board of directors shall, from time to time appoint. The Committee shall fix its own rules of procedure. A majority of the members shall constitute a quorum. The Committee shall appoint its own secretary, who need not be a member and who shall keep a record of its proceedings which shall be reported to the board of directors at its regular meeting.

         10. Loan Committee. There shall be a standing committee to be known as the Loan Committee consisting of the president, the Bank's senior lending officers, and 3 or more directors. A quorum will consist of at least 3 directors. Any other officers or directors may attend meetings of the Loan Committee, but shall not have the power to vote at such meeting. The Loan Committee shall have power to discount and purchase bills, notes and other evidence of debt, to buy and sell bills of exchange, to examine and approve loans -and discounts, to exercise authority regarding loans and discounts held by the Bank. The Loan Committee will report their actions in writing or verbally at each regular meeting of the board of directors, which shall approve or disapprove the reports and record such action in the minutes of the board meeting.

         11. Examination and Audit Committee. There shall be a standing committee to be known as the Examination and Audit Committee for Loans, Operations, and Investments. The committee shall consist of not less than 5 directors, none of whom shall be active officers of the Bank. The duties of this Committee shall be to make suitable examinations and audits every 12 months of the affairs of the Bank. The result of such examination shall be reported, in writing, to the board of directors at the next regular meeting thereafter and shall state whether adequate internal controls and procedures are being maintained and shall recommend to the board of directors such changes in the manner of doing business, as shall be deemed advisable.

         The Examination and Audit Committee, upon its own recommendation but with the approval of the board of directors, may employ a qualified firm of certified public accountants to make an annual examination and audit of the Bank. If such a procedure is followed, the one annual examination and audit of such firm of accountants and the presentation of its report to the board of directors will be deemed sufficient to comply with the requirements of this section of these by-laws.


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                                   ARTICLE III
                                    OFFICERS

         1. Election. At its regular meeting following the annual meeting of shareholders, the board of directors shall elect a chairman of the board, a president, a treasurer, and a secretary, and it may elect such other officers, including one or more vice presidents, as it shall deem necessary. One person may hold two or more offices.

         2. Chairman of the Board. The chairman of the board shall preside at all meetings of the board of directors and the shareholders. He shall be ex-officio a member of all committees of the board of directors.

         3. Duties and Authority of President. The president shall be the chief executive officer of the Bank. Subject only to the authority of the board of directors, he shall have general charge and supervision over, and responsibility for, the business and affairs of the Bank. Unless otherwise directed by the board of directors, all other officers shall be subject to the authority and supervision of the president. The president may enter into and execute in the name of the Bank contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the board of directors. He shall have the general powers and duties of management usually vested in the office .of president of a corporation.

         4. Duties and Authority of Vice President. The vice president shall perform the duties and have the authority as from time to time may be delegated to him by the president or by the board of directors. In the absence or in the event of his death, inability, or refusal to act, the vice president shall perform the duties and be vested with the authority of the president.

         5. Duties and Authority of Treasurer. The treasurer shall have the custody of the funds and securities of the Bank and shall keep or cause to be kept regular books of account for the Bank. The treasurer shall perform such other duties and possess such other powers as are incident to his office or as shall be assigned to him by the president or the board of directors.

         6. Duties and Authority of Secretary. The secretary shall cause notices of all meetings to be served as prescribed in these by-laws and shall keep or cause to be kept the minutes of all meetings of the shareholders and the board of directors. The secretary shall have charge of the seal of the Bank. The secretary shall perform such other duties and possess such. other powers as are incident to that office 'or as are assigned by the president or the board of directors.

                                   ARTICLE IV
                                 INDEMNIFICATION

         The Bank shall indemnify its officers, directors, employees, and agents and former officers, directors, employees and agents, and any other persons serving at the request of the Bank as an officer, director, employee or agent of another corporation, association, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees, judgments, fines, and amounts paid in settlement) incurred in connection with any pending or threatened action, suit, or proceeding, whether civil, criminal, administrative or investigative, with respect to which such officer, director, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the Banking Act of 1948, as amended. The indemnification provided herein shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under agreement, vote disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity, and shall inure to the benefit of the heirs, executors, and the administrators of any such person. The Bank shall have the power to purchase and maintain insurance on behalf of any persons enumerated above against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Bank would have the power to indemnify him against such liability under the provisions of this Article.

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                                    ARTICLE V
                                WAIVERS OF NOTICE

         Any notice required by these by-laws, by the certificate of incorporation, or by the Banking Act of 1948, as amended, may be waived in writing by any person entitled to notice. The waiver, or waivers, may be executed either before or after the event with respect to which the notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.

                                   ARTICLE VI
                       AMENDMENTS TO AND EFFECT OF BY-LAWS

         1. Force and Effect of By-Laws. These by-laws are subject to the provisions of the Banking Act of 1948, as amended, and the Bank's certificate of incorporation, as it may be amended from time to time. If any provision in these by-laws is inconsistent with a provision in that Act or the certificate of incorporation, the provision of that Act or the certificate of incorporation shall govern.

         2. Amendments to By-Laws. These by-laws may be altered, amended, or repealed by the shareholders. In accordance with the Bank's certificate of incorporation, the by-laws may also be altered, amended or repealed by the board of directors, except that the board of directors shall not exercise such power with respect to by-laws (1) fixing the number of directors of the Bank or the manner and time of determining the number of directors, (2) establishing the requirements for calling a special meeting of the stockholders, (3) or setting forth the manner by which these bylaws may be made, altered or repealed.


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